UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2021
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Sensient Technologies Corporation (the “Company”) held its annual meeting of shareholders on April 22, 2021.  At that meeting, the Company’s shareholders voted on three matters as follows:

Election of Directors

The following directors were each elected until the next annual meeting of shareholders and until his or her successor is elected and, if necessary, qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dr. Joseph Carleone	35,169,910	334,076	96,007	1,683,528
Edward H. Cichurski	35,172,145	333,351	94,497	1,683,528
Dr. Mario Ferruzzi	34,729,047	777,016	93,930	1,683,528
Carol R. Jackson	34,665,808	842,191	91,994	1,683,528
Dr. Donald W. Landry	34,593,591	889,605	116,796	1,683,528
Paul Manning	32,345,246	3,076,305	178,442	1,683,528
Deborah McKeithan-Gebhardt	34,848,757	659,624	91,611	1,683,528
Scott C. Morrison	35,039,069	466,941	93,982	1,683,528
Dr. Elaine R. Wedral	34,873,568	634,190	92,234	1,683,528
Essie Whitelaw	34,612,508	893,771	93,714	1,683,528

Advisory Vote to Approve Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2021 proxy statement, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,397,300	5,856,283	346,410	1,683,528

Ratification of Independent Auditors

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2021 by the following votes:

Votes For	Votes Against	Abstentions
35,604,265	1,565,650	113,606

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Senior Vice President, General Counsel, and Secretary

Date:	April 27, 2021